Exhibit 99.2

AmerisourceBergen Corporation
P.O. Box 959
Valley Forge, PA 19482

Contact:	Michael N. Kilpatric	Barbara Brungess
	610-727-7118	610-727-7199
	mkilpatric@amerisourcebergen.com	bbrungess@amerisourcebergen.com

AMERISOURCEBERGEN TO ACQUIRE

ONCOLOGY SERVICE PROVIDER, NMCR, LLC.

AmerisourceBergen Adds Accredited Physician Education and

Analytical Research to Its Oncology Portfolio

VALLEY FORGE, Pa. January 10, 2006 — AmerisourceBergen Corporation (NYSE: ABC) today announced that it has signed a definitive agreement to purchase Network for Medical Communications & Research, LLC. (NMCR), a privately held provider of physician accredited continuing medical education (CME) and analytical research for the oncology market that is headquartered in Atlanta, Georgia, for the purchase price of approximately $90 million including assumed debt. AmerisourceBergen anticipates NMCR will be accretive to fiscal year 2006 earnings per share by approximately $0.01. The acquisition is expected to close during the quarter ending March 31, 2006, subject to regulatory approvals.

“NMCR is an excellent addition to our Specialty Group’s market-leading oncology distribution and services business,” said R. David Yost, AmerisourceBergen Chief Executive Officer. “With services to oncology drug manufacturers and physicians, NMCR supports AmerisourceBergen’s strategy of focusing on servicing the manufacturers and healthcare providers in the pharmaceutical supply channel.”

NMCR’s analytics business uses physician panels and case studies to research and analyze cancer treatment regimes, resulting in practical data that our manufacturing customers find very valuable. The CME business will complement AmerisourceBergen Specialty Group’s Imedex accredited CME unit. AmerisourceBergen will operate NMCR as part of the Specialty Group’s manufacturer services business, which includes physician education, analytics, reimbursement consulting, third party logistics and other support services.

About AmerisourceBergen

AmerisourceBergen (NYSE:ABC) is one of the largest pharmaceutical services companies in the United States. Servicing both pharmaceutical manufacturers and healthcare providers in the pharmaceutical supply channel, the Company provides drug distribution and related services designed to reduce costs and improve patient outcomes. AmerisourceBergen’s service solutions range from pharmacy automation and pharmaceutical packaging to pharmacy services for skilled nursing and assisted living facilities, reimbursement and pharmaceutical consulting services, and physician education. With more than $54 billion in annual revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs more than 13,000 people. AmerisourceBergen is ranked #23 on the Fortune 500 list. For more information, go to www.amerisourcebergen.com.

FORWARD-LOOKING STATEMENTS

This news release may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Forward-looking statements may include statements addressing AmerisourceBergen’s future financial and operating results and the benefits, efficiencies and savings to be derived from the Company’s integration plans to consolidate its distribution network.

The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: competitive pressures; the loss of one or more key customer or supplier relationships; customer defaults or insolvencies; changes in customer mix; supplier defaults or insolvencies; changes in pharmaceutical manufacturers’ pricing and distribution policies or practices; adverse resolution of any contract or other disputes with customers (including departments and agencies of the U.S. Government) or suppliers; regulatory changes; changes in U.S. government policies (including reimbursement changes arising from the Medicare Modernization Act); market interest rates; operational or control issues arising from AmerisourceBergen’s outsourcing of information technology activities; success of the Pharmaceutical Distribution segment’s ability to transition its business model to fee-for-service; success of integration, restructuring or systems initiatives; fluctuations in the U.S. dollar – Canadian dollar exchange rate; economic, business, competitive and/or regulatory developments in Canada; acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control; and other economic, business, competitive, legal, regulatory and/or operational factors affecting the business of AmerisourceBergen generally.

More detailed information about these and other risk factors is set forth in AmerisourceBergen’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for fiscal 2005.

AmerisourceBergen is under no obligation to (and expressly disclaims any such obligation to) update or alter any forward looking statements whether as a result of new information, future events or otherwise.

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